UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018 (November 7, 2016)

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4F, Tea Tree B Building, GuwuSanwei Industrial Park, Xixiang Street, Baoan District,
Shenzhen, Guangdong Province, China 518000
(Address of principal executive office)

+86-138 8954 0873
(Registrant's telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Ionix Technology, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on November 8, 2016 (the “Original Form 8-K”) to update certain disclosures based on an inadvertent misstatement with respect to the jurisdiction of incorporation of  the Company’s indirect subsidiary.

Item 5.02          Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Yun Yang- Appointment as Officer and Director of Lisite Science Technology (Shenzhen) Co., Ltd.

On November 7, 2016, the Company ratified and approved the appointment of Yun Yangas President and a member of the board of directors of Lisite Science Technology (Shenzhen) Co., Ltd (“Lisite Science”), a limited liability company formed under the laws of the People’s Republic of China (“PRC”) on June 20, 2016. Lisite Science is a wholly owned subsidiary of Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”) and an indirect wholly-owned subsidiary of Ionix Technology, Inc. (the “Company”).

Mr. Yang, 35, served as the Chief Technology Officer of Shenzhen Jinlisite Science and Technology Corporation Ltd. from July 2007 until May of 2016.

Youqian Deng- Appointment as Officer and Director of Shenzhen Baileqi Electronic Technology Co., Ltd

On November 7, 2016, the Company ratified and approved the appointment of Youqian Deng as President and a member of the board of directors of Shenzhen Baileqi Electronic Technology Co., Ltd. (“Baileqi Electronic”), a limited liability company formed under the laws of the PRC on August 8, 2016. Baileqi Electronic is a wholly owned subsidiary of Well Best and an indirect wholly-owned subsidiary of the Company.

Mr. Deng, 27, served as the Workshop Director of Shenzhen Baileqi Science Technology Company from May 2013 to September 2016. Prior to this, Mr. Deng served as the Production Manager of Shenzhen Shuangyingweiye Science and Technology Incorporated Corporation from August 2008 until May 2013. Mr. Deng graduated from the Jiangxi College of Vocational and Technical in 2010..

Item 8.01          Other Events.

Establishment of Lisite Science Technology (Shenzhen) Co., Ltd

On November 7, 2016, the Company’s Board of Directors approved and ratified the incorporation of Lisite Science Technology (Shenzhen) Co., Ltd (“Lisite Science”), a limited liability company formed under the laws of the PRC on June 20, 2016. Well Best is the sole shareholder of Lisite Science. As a result, Lisite Science is an indirect, wholly-owned subsidiary of the Company. Lisite Science will act as a manufacturing base for the Company and shall focus on developing and producing high-end intelligent electronic equipment.

Establishment of Shenzhen Baileqi Electronic Technology Co., Ltd.

On November 7, 2016, the Company’s Board of Directors approved and ratified the incorporation of Shenzhen Baileqi Electronic Technology Co., Ltd. (“Baileqi Electronic”), a limited liability company formed under the laws the PRC  on August 8, 2016. Well Best is the sole shareholder of Baileqi Electronic. As a result, Baileqi Electronic is an indirect, wholly-owned subsidiary of the Company. Baileqi Electronic will act as a manufacturing base for the Company and shall focus on development and production of the LCD and module for civil electronic products.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: May 7, 2018	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer